                                                                      Exhibit 11





                 NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES


                 Statement re computation of per share earnings

                 Statement of Computation of Earnings per Share




                                                        For the Year
                                                      Ended December 31
                                            ------------------------------------
                                               2001          2000         1999
                                            ---------      --------     --------



Net Earnings                                 $ 10,362      $  7,889     $ 12,685
                                             ========      ========     ========


Average common shares
     outstanding                               15,005        15,005       15,005
                                             ========      ========     ========


Basic and diluted earnings
     per share                               $    .69      $    .53     $    .85
                                             ========      ========     ========